Inventergy, Inc.

(A Development Stage Company)

Financial Statements

March 31, 2014 and 2013

and

For the Period from January 12, 2012 (Inception)

to March 31, 2014

Inventergy, Inc.

(A Development Stage Company)

Balance Sheet

As of March 31, 2014 and 2013

_________________________

	2014	2013
ASSETS

Current assets
Cash and cash equivalents	$2,064,456	$4,901
Restricted cash	3,500,000	-
Prepaid expenses and other current assets	48,439	-
Deferred expenses, current	1,500,000	-
Total current assets	7,112,895	4,901

Property and equipment, net	3,748	-
Deferred expenses	12,400,813	-
Patents, net	8,869,595	-
Deposits and other assets	41,073	4,239

Total assets	$28,428,124	$9,140

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$409,596	$108,742
Accrued interest on notes payable	9,222	-
Convertible notes payable, net of discount, current	2,942,199	-
Total current liabilities	3,361,017	108,742

Guaranteed payments	13,900,813	-
Derivative liabilities	655,280	-
Convertible notes payable, net of discount	4,773,629	-

Total liabilities	22,690,739	108,742

Redeemable convertible preferred stock, $0.0001 par value, 10,000,000 shares authorized, 6,176,748 shares designated, issued and outstanding at March 31, 2014 (aggregate liquidation preference of $26,560,016)	3,392,950	-

Stockholders' equity
Common stock, $0.0001 par value; 125,000,000 shares authorized, 12,901,103 and 5,000,000 shares issued and outstanding at March 31, 2014 and 2013, respectively	1,290	500
Additional paid-in capital	12,499,789	(500)
Deficit accumulated during development stage	(10,156,644)	(99,602)
Total stockholders' equity	2,344,435	(99,602)

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$28,428,124	$9,140

The accompanying notes are an integral part of these financial statements.

Inventergy, Inc.

(A Development Stage Company)

Statements of Operations

For the Three Months Ended March 31, 2014 and 2013 and for the Period

from January 12, 2012 (Inception) to March 31, 2014

_________________________

			January 12, 2012
	Three Months Ended	Three Months Ended	(Inception) to
	March 31, 2014	March 31, 2013	March 31, 2014

Revenues	$-	$-	$-

Operating Expenses
General and administrative	3,037,625	99,602	7,600,747
Amortization expense	292,814	-	585,990
Total operating expenses	3,330,439	99,602	8,186,737

Loss from operations	(3,330,439)	(99,602)	(8,186,737)

Other income (expense)
Loss on extinguishment of notes payable	(2,403,193)	-	(2,403,193)
Decrease in fair value of derivative liabilities	474,327	-	1,013,794
Interest expense, net	(166,267)	-	(593,291)
Total other income (expense), net	(2,095,133)	-	(1,982,690)

Loss before provision for income taxes	(5,425,572)	(99,602)	(10,169,427)

Provision for income taxes	-	-	-

Net loss	$(5,425,572)	$(99,602)	$(10,169,427)

The accompanying notes are an integral part of these financial statements.

Inventergy, Inc.

(A Development Stage Company)

Statements of Stockholders’ Equity

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

						Deficit
	Redeemable Convertible					Accumulated	Total
	Preferred Stock		Common Stock		Additional	During	Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Devlopment Stage	Equity

Inception (Inventergy, LLC)	-	$-	-	$-	$-	$-	$-

Net loss	-	-	-	-	-	(12,783)	(12,783)

Balances at December 31, 2012	-	-	-	-	-	(12,783)	(12,783)

LLC member contribution	-	-	-	-	12,783	-	12,783
Issuance of restricted common shares in exchange for LLC interest in recapitalization	-	-	5,000,000	500	(13,283)	12,783	-
Net loss	-	-	-	-	-	(99,602)	(99,602)

Balances at March 31, 2013	-	-	5,000,000	500	(500)	(99,602)	(99,602)

Restricted stock forfeited from shares issued in exchange for LLC interest in recapitalization	-	-	(50,000)	(5)	5	-	-
Issuance of restricted stock for compensation	-	-	5,294,372	529	(529)	-	-
Issuance of Series A-1 convertible preferred stock for cash at $0.01 per share, May 2013 (See Note 6)	5,000,000	2,760,409	-	-	-	-	-
Issuance of Series A-2 convertible preferred stock for cash at $1.6996 per share, May 2013, net of $501,475 of issuance costs (See Note 6)	1,176,748	632,541	-	-	-	-	-
Issuance of common stock for cash at $3.21 per share, September and October 2013, net of $434,641 of issuance costs	-	-	1,260,667	126	3,611,974	-	3,612,100
Stock-based compensation	-	-	-	-	1,872,104	-	1,872,104
Net loss	-	-	-	-	-	(4,631,470)	(4,631,470)

Balances at December 31, 2013	6,176,748	3,392,950	11,505,039	1,150	5,483,054	(4,731,072)	753,132

Issuance of common stock for cash at $4.30 per share, January and February 2014, net of $805,150 of issuance costs	-	-	1,696,064	170	6,487,680	-	6,487,850
Issuance of common stock warrants	-	-	-	-	(466,706)	-	(466,706)
Restricted stock forfeited	-	-	(300,000)	(30)	30	-	-
Stock-based compensation	-	-	-	-	995,731	-	995,731
Net loss	-	-	-	-	-	(5,425,572)	(5,425,572)

Balances at March 31, 2014	6,176,748	$3,392,950	12,901,103	$1,290	$12,499,789	$(10,156,644)	$2,344,435

The accompanying notes are an integral part of these financial statements.

Inventergy, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the Three Months Ended March 31, 2014 and 2013 and for the Period

from January 12, 2012 (Inception) to March 31, 2014

_________________________

			January 12, 2012
	Three Months Ended	Three Months Ended	(Inception) to
	March 31, 2014	March 31, 2013	March 31, 2014
Cash flows from operating activities
Net loss	$(5,425,572)	$(99,602)	$(10,169,427)
Adjustments to reconcile net loss to net cash used in operating activities
Loss on extinguishment of notes payable	2,403,193	-	2,403,193
Decrease in fair value of derivative liabilities	(474,327)	-	(1,013,794)
Amortization of discount on notes payable	151,290	-	504,299
Amortization of patents	292,814	-	585,990
Stock-based compensation	995,731	-	2,867,835
Changes in operating assets and liabilities
Prepaid expenses and other current assets	24,768	-	(48,439)
Deposits and other assets	(20,674)	(4,239)	(41,073)
Accounts payable	(192,968)	108,742	422,379
Accrued interest on notes payable	2,287	-	9,222
Net cash used in operating activities	(2,243,458)	4,901	(4,479,815)

Cash flows from investing activities
Restricted cash	(3,500,000)	-	(3,500,000)
Purchases of property and equipment	(3,748)	-	(3,748)
Issuance of short-term note receivable, related party	(3,000,000)	-	(3,000,000)
Purchases of patents	-	-	(9,455,585)
Net cash used in investing activities	(6,503,748)	-	(15,959,333)

Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	6,487,850	-	10,099,950
Proceeds from issuance of Series A-1 redeemable convertible preferred stock	-	-	50,000
Proceeds from issuance of Series A-2 redeemable convertible preferred stock	-	-	1,498,526
Proceeds from issuance of convertible notes payable, net of issuance costs	2,905,128	-	7,855,128
Proceeds from issuance of short-term notes payable, related party	-	-	3,100,000
Payments on short-term notes payable, related party	(100,000)	-	(100,000)
Net cash provided by financing activities	9,292,978	-	22,503,604

Net increase in cash and cash equivalents	545,772	4,901	2,064,456

Cash and cash equivalents, beginning of period	1,518,684	-	-

Cash and cash equivalents, end of period	$2,064,456	$4,901	$2,064,456

Supplemental disclosures of cash flow information
Cash paid for interest	$12,702	$-	$18,600

Supplemental disclosures of non-cash investing and financing activities
Convert outstanding LLC accrued liabilities to member contribution, January 2013	$-	$12,783	$12,783
Allocation of fair value from Series A-2 redeemable convertible preferred stock to Series A-1 redeemable convertible preferred stock (See Note 6)	$-	$-	$865,985
Allocation of fair value from notes payable to Series A-1 redeemable convertible preferred stock (See Note 5)	$-	$-	$2,392,889
Fair value of notes payable redemption derivative liability	$-	$-	$582,903
Fair value of Series A-1 redeemable convertible preferred stock anti-dilution derivative liability	$-	$-	$548,465
Accrued guaranteed payments and deferred expenses associated with purchased patent assets	$390,635	$-	$13,900,813
Offset of short-term related party notes payable and receivable	$3,000,000	$-	$3,000,000
Fair value of convertible notes payable redemption derivative liability	$189,300	$-	$189,300
Fair value of common stock warrants	$466,706	$-	$466,706

The accompanying notes are an integral part of these financial statements.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

1.       Organization

Inventergy, Inc. (the "Company"), a Delaware corporation, was organized as Silicon Turbine Systems, LLC on January 12, 2012 and commenced operations on such date. Effective March 29, 2012, the Company was renamed Inventergy, LLC. Effective February 4, 2013, the Company was reorganized and converted from a Delaware limited liability company to a Delaware corporation under the name Inventergy, Inc. The Company has been organized for the purpose of purchasing and licensing intellectual property patents. The Company is headquartered in Campbell, California.

2.       Summary of Significant Accounting Policies

Basis of presentation

The financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (ꞌꞌU.S. GAAPꞌꞌ).

Development Stage and Liquidity

The Company is in the development stage and has had no revenues to date. Successful completion of the Company’s developmental program and, ultimately, the attainment of profitable operations is dependent upon future events, including future financing and achieving a sufficient level of revenue and market demand to become an established operating enterprise.

The Company’s financial statements have been prepared on a going-concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company’s liquidity and capital needs relate primarily to working capital and other general corporate requirements. The Company’s operations do not currently provide cash flow. To date, the Company has funded its operations with the issuance of notes and convertible notes, by the sale of common stock and through private placement offerings. The business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer term business plan. The Company had cash and cash equivalents of $2,064,456 and net working capital of $3,751,878 as of March 31, 2014. The Company’s net loss for the three months ended March 31, 2014 was $5,425,572 and our accumulated deficit amount was $10,156,644 as of March 31, 2014. The Company will be able to conduct its planned operations using currently available capital resources for less than six months. Our ability to sustain our operations is dependent upon our ability to generate future revenue from operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

2.       Summary of Significant Accounting Policies (continued)

Development Stage and Liquidity (continued)

In order to implement its business plan and become cash flow positive, management’s plan includes raising capital by equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. Management also cannot provide any assurance that unforeseen circumstances will not increase the need for the Company to raise additional capital on an immediate basis. There can be no assurance that we will be able to continue to raise funds in which case the Company may be unable to meet its obligations.

Management estimates and related risks

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Although these estimates reflect management's best estimates, it is at least reasonably possible that a material change to these estimates could occur in the near term.

Cash and cash equivalents

The Company considers all highly liquid financial instruments with original maturities of three months or less at the time of purchase to be cash equivalents.

Restricted cash

At March 31, 2014, the Company held restricted cash of $3,500,000 pledged to collateralize certain convertible notes payable.

Property and equipment

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets (or the term of the lease, if shorter), which range from three to five years. Routine maintenance and repair costs are expensed as incurred. The costs of major additions, replacements and improvements are capitalized. Upon retirement or sale, the cost of assets disposed and the related accumulated depreciation is removed and any resulting gain or loss is credited or charged to operations.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

2.       Summary of Significant Accounting Policies (continued)

Patents

Patents, including acquisition costs, are stated at cost, less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the respective assets, generally 7 - 10 years. Upon retirement or sale, the cost of assets disposed and the related accumulated amortization are removed from the accounts and any resulting gain or loss is credited or charged to operations. Patents are utilized for the purpose of generating licensing revenue.

Impairment of long-lived assets

The Company evaluates the carrying value of long-lived assets on an annual basis, or more frequently whenever circumstances indicate a long-lived asset may be impaired. When indicators of impairment exist, the Company estimates future undiscounted cash flows attributable to such assets. In the event cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair value. There were no asset impairments for the three months ended March 31, 2014 or for the period from January 12, 2012 (inception) to March 31, 2014.

Concentration of credit risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. Cash and cash equivalents are deposited with high quality financial institutions. Periodically, such balances are from time to time in excess of federally insured limits.

Stock-based compensation

The Company has a stock option plan under which incentive and non-qualified stock options and restricted stock awards (ꞌꞌRSAsꞌꞌ) are granted primarily to employees. All share-based payments to employees, including grants of employee stock options and RSAs, are recognized in the financial statements based on their respective grant date fair values. The benefits of tax deductions in excess of recognized compensation cost is reported as a financing cash flow.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

2.       Summary of Significant Accounting Policies (continued)

Stock-based compensation

The Company estimates the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense ratably over the requisite service periods in the Company's statements of comprehensive income or loss. The Company has estimated the fair value of each award as of the date of grant using the Black-Scholes option pricing model. The fair value of RSAs is calculated as the fair value of the underlying stock multiplied by the number of shares awarded. The awards issued consist of fully-vested stock awards, performance-based restricted shares, and service-based restricted shares.

Expenses related to stock-based awards issued to non-employees are recognized at fair value on a recurring basis in the periods those awards are expected to vest. The Company estimates the fair value of the awards using the Black-Scholes option pricing model.

Income taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax asset and liability account balances are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when it is more likely than not that deferred tax assets will not be realized. Realization of deferred tax assets is dependent upon future pretax earnings, the reversal of temporary differences between book and tax income, and the expected tax rates in future periods.

The Company is required to evaluate the tax positions taken in the course of preparing its tax returns to determine whether tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current year. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount that is initially recognized.

It is the Company’s practice to recognize interest and penalties related to income tax matters in income tax expense. As of March 31, 2014 and 2013, the Company had no interest and penalties related to income taxes.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

2.       Summary of Significant Accounting Policies (continued)

Fair value measurements

The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes valuation techniques that maximize the use of observable inputs and minimizes the use of unobservable inputs within the fair value hierarchy. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The following methods and assumptions were used to estimate the fair value of financial instruments:

•	Level 1 - Valuation is based upon quoted prices for identical instruments traded in active markets.

•	Level 2 - Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•	Level 3 - Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect management's estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

The category within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

3.       Patents

Patent intangible assets consist of the following at March 31, 2014:

	Weighted	Gross
	Average	Carrying	Accumulated	Net Carrying
	Useful Life	Amount	Amortization	Amount
Amortizable intangible assets:
Patents	8.9	$9,455,585	$(585,990)	$8,869,595
Total intangible assets		$9,455,585	$(585,990)	$8,869,595

The Company expects amortization expense to be approximately $1,171,000 per year for each of the next nine years and a pro rata portion in the tenth year. The Company’s future cash flows are not materially impacted by its ability to extend or renew its amortizable intangible assets.

4.       Fair Value Measurements

The following table summarizes the Company's assets and liabilities measured at fair value on a recurring basis at March 31, 2014:

	Fair Value	(Level 1)	(Level 2)	(Level 3)
Convertible promissory notes payable derivative liability	$189,300	$-	$-	$189,300
Series A-1 preferred stock derivative liability	5,400	-	-	5,400
Common stock warrants	460,580	-	-	460,580
Total	$655,280	$-	$-	$655,280

As discussed in Note 5, the Company issued secured promissory notes (the ꞌꞌNotesꞌꞌ) which were redeemable upon an event of default. The Notes were extinguished resulting in an extinguishment of the related derivative liability. Also discussed in Note 5, the Company issued certain convertible promissory notes (the ꞌꞌConvertible Notesꞌꞌ) which may be redeemed upon an event of default. Since the Notes were issued at a substantial discount and the event of default clause may require accelerated repayment, the Notes include an embedded derivative that is not clearly and closely related to the host contract. Accordingly, the Company bifurcated the embedded derivative from the host contract and recognized a derivative liability at fair value upon issuance of the Notes. The Company estimated the fair value of the derivative liability using a valuation model which included the weighted probability of the amount of redemption and the time until redemption occurs over the note term.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

4.       Fair Value Measurements (continued)

In May 2013, the Company sold Series A-1 redeemable convertible preferred stock which contained provisions for anti-dilution protection in the event the Company issues common stock at a price below a price per share formula, as defined. At March 31, 2014, the threshold price was $1.00 per share. The anti-dilution protection requires the Company to issue the holders of Series A-1 shares of common stock or in the event of unavailable authorized shares of common stock, cash. The anti-dilution provision represents an embedded derivative as it is not clearly and closely related to the host contract. Accordingly, the Company bifurcated the embedded derivative from the host contract and recognized a derivative liability at fair value upon issuance of the Series A-1 redeemable convertible preferred stock. The Company estimated the fair value of the derivative liability using the Monte Carlo option pricing valuation model which included a probability weighted present value calculation.

As discussed in Note 6, in January 2014, the Company issued warrants to purchase 168,607 shares common stock at an exercise price of $4.30. The exercise price is subject to adjustment and the warrants may be exercised without cash consideration in lieu of forfeiting a portion of shares. Accordingly, the Company recognized a derivative liability at fair value upon issuance of the warrants. The Company estimated the fair value of the derivative liability using the Black-Scholes option pricing model. The fair value of the derivative liability as of March 31, 2014 was estimated using the following assumptions:

Expected volatility	80%
Risk free rate	1.61%
Dividend yield	0%
Expected term (in years)	5.00

The assumptions utilized were derived in a similar manner as discussed in Note 7 related to the fair value of stock options.

The Company revalues the derivative liabilities at the end of each reporting period using the same models as at issuance, updated for new facts and circumstances, and recognizes the change in the fair value in the statements of operations as other income (expense). The following sets forth a summary of changes in fair value of the Company’s level 3 liabilities measured on a recurring basis for the three months ended March 31, 2014 and for the period from January 12, 2012 (inception) to March 31, 2014:

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

4.       Fair Value Measurements (continued)

	Convertible	Series A-1
	Notes Payable	Preferred Stock	Common
	Derivative	Derivative	Stock
	Liability	Liability	Warrants
Balance at December 31, 2013	$534,975	$56,926	$-
Extinguishment	(118,300)	-	-
Fair value at issuance	189,300	-	466,706
Change in fair value	(416,675)	(51,526)	(6,126)
Balance at March 31, 2014	$189,300	$5,400	$460,580

5.       Borrowing Arrangements

On May 10, 2013, the Company issued secured promissory notes (the ꞌꞌNotesꞌꞌ) with an aggregate principal of $5,000,000 for proceeds of $4,950,000. In conjunction with the issuance of the Notes, proceeds of $50,000 were received in exchange for 5,000,000 shares of Series A-1 Preferred Stock. Also, on May 17, 2013, proceeds of $1,498,526 were received in exchange for shares of Series A-2 Preferred stock to substantially the same investors. Total proceeds from the Notes, Series A-1 Preferred Stock, and Series A-2 Preferred Stock were allocated to each instrument using the relative fair value method. The fair value allocated to the Notes was $2,557,111. Further discussion regarding the allocation of proceeds is included in Note 6. On March 26, 2014, the Notes were amended and restated to allow for conversion to common stock and to amend the interest rate. In conjunction with the amendment, the Company recorded a loss on extinguishment of the Notes of $2,403,193 in the accompanying statements of operations.

On March 26, 2014, the Company issued convertible promissory notes (the ꞌꞌMarch 2014 Notesꞌꞌ) with an aggregate principal of $3,000,000 with similar terms and conditions as the Notes.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

_________________________

5.       Borrowing Arrangements (continued)

The Notes and March 2014 Notes (collectively, the ꞌꞌConvertible Notesꞌꞌ) are payable in quarterly installments beginning in October 2014 through July 2018 and bear interest at 4% per annum. If and when the Convertible Notes are fully collateralized by restricted cash, the interest rate will be reduced to 2%. The notes are secured by certain patents and other assets of the Company and all principal and accrued but unpaid interest is due upon maturity. The Convertible Notes may be converted to a number of shares of common stock at the option of the holder by dividing the conversion amount by $7.50. The maturity date of the notes may be accelerated upon certain events of default or change in control. The merger agreement discussed in Notes 10 and 11 did not constitute a change of control, as defined. Upon such events, the notes may be redeemed for 125% of the principal to be redeemed plus accrued but unpaid interest and late charges, if any. Further discussion regarding the fair value measurement of the redemption provision is included in Note 4. The outstanding principal and accrued interest on the notes as of March 31, 2014 was $8,009,222, net of an unamortized discount of $284,172.

On December 19, 2013 and December 31, 2013, the Company issued promissory notes (the ꞌꞌDecember 2013 Notesꞌꞌ) to the Company’s Chief Executive Officer, a related party, for $3,000,000 and $100,000 totaling an aggregate principal of $3,100,000. The Company also incurred a loan origination fee of $60,000 upon issuance of the notes. The December 2013 Notes, originally scheduled to mature in February 2014, were extended to August 31, 2014 and bear interest at 2% per annum. The Company fully repaid the $100,000 unsecured related party note as part of the December 2013 Notes. The $3,000,000 note was secured by certain patent assets of the Company and all principal and accrued but unpaid interest on the December 2013 Notes were due upon maturity.

On February 10, 2014, the Company obtained an unsecured promissory note receivable (the ꞌꞌNote Receivableꞌꞌ) from the Company’s Chief Executive Officer, a related party, with an aggregate principal of $3,000,000. The Note Receivable which matures on August 31, 2014 bears interest at 2% per annum. All principal and accrued but unpaid interest is receivable upon maturity. The Note Receivable includes a full right of offset with the December 2013 Notes. The Company’s board of directors, excluding the Chief Executive Officer’s vote, approved the Note Receivable prior to issuance. Effective February 11, 2014, the December 2013 Notes and Note Receivable were fully offset and deemed paid.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

Total convertible notes payable at March 31, 2014 are comprised of the following:

Total convertible notes payable outstanding	$8,000,000
Less: unamortized discount	(284,172)

Convertible notes payable, net of discount	$7,715,828

5.        Borrowing Arrangements (continued)

Amortization of the discount on convertible notes payable is computed using the straight line method over the note term and is included in interest expense in the accompanying statements of operations. The straight line method of amortization is not materially different than the effective interest method. Amortization of the discount was $151,289 for the three months ended March 31, 2014 and $504,298 for the period from January 12, 2012 (inception) to March 31, 2014.

6.        Stockholders' Equity

Conversion from LLC

In January 2013, the Company’s sole member converted all then outstanding liabilities, to the member, to member contributions. In February 2013, a plan of conversion was entered into, pursuant to which the membership interest in the former LLC held by the sole member was exchanged for 5,000,000 shares of the Company’s common stock, par value $0.0001.

Common stock

The Company is authorized to issue up to 135,000,000 shares, of which 125,000,000 shares have been designated as common stock and 10,000,000 shares as preferred stock. Holders of the Company's common stock are entitled to dividends if and when declared by the Board of Directors. The holders of each share of common stock shall have the right to one vote for each share and are entitled, as a share class, to elect two directors of the Company.

Shares of common stock reserved for future issuance were as follows as of March 31, 2014:

Series A redeemable convertible preferred stock	6,176,748
Convertible notes payable	1,066,667
Options to purchase common stock	1,140,000
Options available for future issuance	1,185,000

Total	9,568,415

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

6.        Stockholders' Equity (continued)

Redeemable convertible preferred stock

Redeemable convertible preferred stock as of March 31, 2014 consists of the following:

Redeemable Convertible Preferred Stock	Original Issue Price	Shares Designated	Shares Issued	Shares Outstanding	Liquidation Preference
Series A-1	$0.0100	5,000,000	5,000,000	5,000,000	$21,500,000
Series A-2	$1.6996	1,176,748	1,176,748	1,176,748	$5,060,016

As discussed in Note 5, in conjunction with the issuance of Series A-1 and Series A-2 redeemable convertible preferred stock, proceeds of $4,950,000 were received in exchange for the issuance of promissory notes payable. Total proceeds from this transaction were allocated to each instrument using the relative fair value method. Proceeds allocated to Series A-1 and Series A-2 redeemable convertible preferred stock were $3,308,874 and $1,134,016, respectively. Following the allocation of fair value, the effective conversion prices per share upon issuance of Series A-1 and Series A-2 redeemable convertible preferred stock were $0.55 and $0.96, respectively.

A complete description of the rights, preferences, privileges and restrictions of the redeemable convertible preferred stock are included in the Amended Articles of Incorporation. The following is a summary of certain rights, privileges, preferences and restrictions:

Liquidation preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock are entitled to receive an amount equal to the sum of (i) the greater of (x) the product of (I) $0.01 in the event of Series A-1 or $1.6996 in the event of Series A-2 and (II) the number of shares of Preferred stock then held by each holder and (y) the product of (I) the fair market value of one share of Common Stock, as mutually determined by the Company and the Preferred Stock holders and (II) the number of shares of Common Stock issuable upon conversion of such Preferred Stock, and (ii) any declared accrued and unpaid dividends, prior and in preference to any distributions made to the holders of Common Stock. If the assets and funds distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

6.        Stockholders' Equity (continued)

Redeemable convertible preferred stock (continued)

Redemption

In the event of a fundamental transaction (as defined below), the holders of Preferred Stock may require the Company to redeem all or any portion of Series A-1 or Series A-2 Preferred Stock. Any shares subject to redemption shall be redeemed in cash at a price per share equal to the sum of (i) the greater of (x) the stated value and (y) the product of (1) the fair market value of one share of common stock and (2) the number of shares of common stock issuable upon conversion of each share being redeemed and (ii) and declared accrued and unpaid dividends per share being redeemed.

A fundamental transaction includes a consolidation, merger, sale, assignment, tender or exchange offer, as defined in the Certificate of Designations. Provided however, no holder of Preferred Stock may require the Company to redeem all or any portion of such Preferred Stock based on a consolidation or merger in which, upon such consolidation or merger, holders of the Company’s voting power immediately prior to such consolidation or merger are, directly or indirectly, after such consolidation or merger the holders of a majority of the voting power of the surviving entity.

Conversion

All preferred shares are convertible, into common stock at the option of the holder, at any time after the date of issuance, by dividing the conversion amount by $0.01 in the event of Series A-1 or $1.6996 in the event of Series A-2, subject to adjustment. Each share of the Series A-1 and Series A-2 Preferred Stock will automatically be converted into common stock, at the then-effective applicable conversion price, upon the earlier of i) affirmative vote of at least a majority of the Company’s outstanding common stock shares on an as converted basis held by the preferred stock holders, ii) immediately upon the closing of the sale of the Company’s common stock in a firm-commitment, underwritten public offering registered under the Securities Act of 1933 (as amended), which results in aggregate proceeds to the Company of at least $50,000,000 at a price per share threshold, as defined.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

Anti-dilution

Holders of Series A-1 redeemable convertible preferred stock are entitled to receive certain shares of common stock if and when the Company issues or sells any shares of common stock for a consideration per share less than a certain threshold price.

6.        Stockholders' Equity (continued)

Redeemable convertible preferred stock (continued)

Voting rights

Holders of redeemable convertible preferred stock are entitled to one vote for each share of common stock into which their shares can be converted. Holders of Series A redeemable convertible preferred stock together are entitled to appoint one director of the Company.

Warrants

In January 2014, the Company issued warrants to purchase 168,607 shares common stock at an exercise price of $4.30. The warrants expire in January 2019. The exercise price is subject to adjustment and the warrants may be exercised without cash consideration in lieu of forfeiting a portion of shares. The fair value of the warrants at issuance was $466,706, estimated using the Black-Scholes option pricing model. The fair value of the warrants was revalued at March 31, 2014 as discussed in Note 4.

7.        Stock-Based Compensation

Stock Plan

In November 2013, the Board of Directors authorized the 2013 Stock Plan (the "Plan"). Under the Plan, the Board of Directors may grant incentive stock awards to employees and directors, and non-statutory stock options to employees, directors and consultants as well as restricted stock. The Plan provides for the grant of stock options, restricted stock, and other stock-related and performance awards that may be settled in cash, stock, or other property. The Board of Directors has reserved 2,550,000 shares of common stock for issuance over the term of the Plan. The exercise price of an option cannot be less than the fair value of one share of common stock on the date of grant for incentive stock options or non-statutory stock options. The exercise price of an incentive stock option cannot be less than 110% of the fair value of one share of common stock on the date of grant for stockholders owning more than 10% of all classes of stock. Options are exercisable over periods not to exceed ten years (five years for incentive stock options granted to holders of 10% or more of the voting stock) from the grant date. Options may be granted with vesting terms as determined by the Board of Directors which generally include a one to five year period or performance conditions or both.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

7.        Stock-Based Compensation (continued)

Stock Plan (continued)

Common stock option and restricted stock award activity under the Plan was as follows:

		Options and RSAs Outstanding
	Shares		Weighted Average
	Available	Number	Exercise Price
	For Grant	of Shares	Per Share

Balance, Inception	-	-	$-
Balance at December 31, 2012	-	-	$-
Balance at March 31, 2013	-	-	$-
Authorized	2,050,000	-	$-
Options Granted	(915,000)	915,000	$3.21
Restricted Awards Granted	(225,000)	225,000
Balance at December 31, 2013	910,000	1,140,000
Authorized	500,000	-	$-
Options Granted	(225,000)	225,000	$4.30
Restricted Awards Vested	-	(80,000)	$3.21
Balance at March 31, 2014	1,185,000	1,285,000
Total vested and expected to vest shares (options)		1,140,000	$3.43

The aggregate intrinsic value of stock options and RSAs outstanding, vested and expected to vest, and exercisable at March 31, 2014 was $1,620,850, $997,350, and $35,970, respectively.

Prior to the plan being established, the Company granted 5,069,372 RSAs to employees and non-employees in exchange for services with vesting specific to each individual award. As of March 31, 2014, 1,391,122 shares were vested, and 300,000 shares were cancelled or forfeited (unvested).

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

7.        Stock-Based Compensation (continued)

Stock Plan (continued)

The following table summarizes information with respect to stock options outstanding at March 31, 2014:

Options Outstanding			Options Exercisable
		Weighted		Weighted
		Average		Average
		Remaining		Exercise
Exercise Price	Shares	Contractual Life	Shares	Price Per
Per Share	Outstanding	(in years)	Exercisable	Share
$3.21	915,000	9.70	33,000	$3.21
$4.30	225,000	9.99	-	-
	1,140,000	9.76	33,000	$3.21

Stock-based compensation expense

The fair value of employee stock options granted was estimated using the following weighted-average assumptions for the three months ended March 31, 2014 and for the period from January 12, 2012 (inception) to March 31, 2014:

	For the Three	January 12, 2012
	Months Ended	(inception) to
	March 31, 2014	March 31, 2014

Expected volatility	80%	80%
Risk free rate	1.89%	1.77%
Dividend yield	0%	0%
Expected term (in years)	5.85	5.93

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

The expected term of the options is based on the average period the stock options are expected to remain outstanding based on the option’s vesting term and contractual terms. The expected stock price volatility assumptions for the Company's stock options were determined by examining the historical volatilities for industry peers, as the Company did not have any trading history for the Company's common stock. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company's stock options. The expected dividend assumption is based on the Company's history and expectation of dividend payouts. Forfeitures were estimated based on the Company’s estimate of future cancellations.

7.        Stock-Based Compensation (continued)

Stock-based compensation expense (continued)

Stock-based compensation for employees and non-employees related to options and RSAs recognized for the three months ended March 31, 2014 and for the period from January 12, 2012 (inception) to March 31, 2014 was as follows:

	For the Three	January 12, 2012
	Months Ended	(inception) to
	March 31, 2014	March 31, 2014

Operating expenses
Selling, general and administrative	$995,731	$2,867,835

No income tax benefit has been recognized related to stock-based compensation expense and no tax benefits have been realized from exercised stock awards. As of March 31, 2014, there were total unrecognized compensation costs of $4,545,458 related to these stock awards. These costs are expected to be recognized over a period of approximately 1.43 years.

Non-employee stock-based compensation expense

For the three months ended March 31, 2014 and the period from January 12, 2012 (inception) to March 31, 2014, the Company issued options and restricted stock awards to non-employees in exchange for services with vesting specific to each individual award. Non-employee stock-based compensation expense is recognized as the awards vest and totaled $786,800 and $1,566,180 for the three months ended March 31, 2014 and the period from January 12, 2012 (Inception) to March 31, 2014, respectively. The fair value of RSAs is calculated as the fair value of the underlying stock multiplied by the number of shares awarded.

8.        Income Taxes

On a quarterly basis, the Company records income tax expense or benefit based on year-to-date results and expected results for the remainder of the year. The Company recorded no provision for income taxes for the three months ended March 31, 2014 and 2013 and for the period from January 12, 2012 (inception) to March 31, 2014.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

8.        Income Taxes (continued)

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Based on the Company’s historical net losses during its development stage, the Company has provided a full valuation allowance against its deferred tax assets as of March 31, 2014 and 2013.

The use of the Company's net operating loss carryforwards is subject to certain annual limitations and may be subject to further limitations as a result of changes in ownership as defined by the Internal Revenue Code and similar state provisions. Such limitations could result in the expiration of net operating loss carryforwards prior to utilization.

The Company files U.S. Federal and state tax returns. As of March 31, 2014 and 2013, all tax years remain open in most jurisdictions. The Company is not currently under examination by income tax authorities in federal or state jurisdictions.

9.        Commitments and Contingencies

Operating lease

The Company leases an office in Cupertino, California under a cancelable month-to-month operating lease. The Company sublet the office on a month-to-month basis to a related party entity for approximately $551 per month during 2013. The majority stockholder of the related party is a stockholder of the Company.

In January 2013, the Company amended its lease agreement to lease additional office space. The amended lease agreement, which included a security deposit of $3,371, commenced February 1, 2013, on a month-to-month basis. In January 2013, March 2013, May 2013, and August 2013, the Company amended its lease agreement to lease additional office space. The Company has paid a total security deposit of $5,478. In conjunction with the amendments, the Company terminated its sublease agreement effective December 31, 2012.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

9.        Commitments and Contingencies (continued)

Operating lease (continued)

In March 2014, the Company entered into a non-cancelable thirty-eight month lease agreement commencing June 1, 2014 with escalating rent payments ranging from approximately $9,200 to $9,800 per month and one option to extend the lease term for an additional three years. Included in the lease agreement was a full rent abatement period of two months. Rent expense is recognized on a straight line basis. The Company paid a security deposit of $18,993 during the three months ended March 31, 2014. The future minimum payments related to this lease are as follows for the years ending December 31:

2014	$46,236
2015	112,895
2016	116,201
2017	68,587
Total	$343,919

Rent expense was approximately $24,700, $14,411 and $99,000 for the three months ended March 31, 2014, 2013 and the period from January 12, 2012 (Inception) to March 31, 2014, respectively.

Guaranteed payments

The Company has entered into agreements to purchase certain patent assets. The agreements include future unconditional guaranteed payments of $18,000,000 representing minimum revenue sharing from the Company’s ability to license the purchased patents to other parties. The guaranteed payments are accrued on the Company’s accompanying balance sheet as of March 31, 2014 at net present value using a discount rate of 12%. The associated discount is being amortized using the effective interest method. Expenses related to these payments are deferred as of March 31, 2014 and will be amortized in correlation with the future payment schedule. Payments are generally due sixty days after fully earned. Future guaranteed payments associated with these agreements are payable as follows:

Years ending December 31:
2015	$3,000,000
2016	5,000,000
2017	10,000,000
Less: discount to present value	(4,099,187)
Guaranteed payments, net of discount	$13,900,813

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

10.        Merger Agreement

On December 17, 2013, the Company entered into an agreement of merger and plan of reorganization (the ꞌꞌMerger Agreementꞌꞌ) with eOn Communications Corporation (ꞌꞌeOnꞌꞌ). The Merger Agreement provides for a newly formed subsidiary of eOn to merge with and into the Company, so that the Company will be a wholly-owned subsidiary of eOn upon completion of the merger. At closing, eOn will issue to the holders of the Company common stock and preferred stock shares of eOn common stock and preferred stock, respectively, which will result in the Company stockholders in the aggregate obtaining control of eOn. Completion of the merger is subject to a number of conditions, including eOn stockholder approval. See Note 11.

11.        Subsequent Events

The Company has evaluated subsequent events through July 11, 2014, the date the financial statements were available to be issued.

On June 6, 2014, the Company consummated the Merger Agreement with eOn with the Company becoming a wholly-owned subsidiary of eOn and eOn's name having changed to Inventergy Global, Inc. (the ꞌꞌSuccessor Companyꞌꞌ). In accordance with the terms of the Merger Agreement, the Company’s common stockholders exchanged their outstanding securities for securities of the Successor Company, with each share of common stock being exchanged for 1.4139 shares of common stock of the Successor Company, adjusted for a 2:1 reverse split.  All of the Company’s preferred stock will remain issued and outstanding until converted or redeemed as discussed in Note 6. Additionally, concurrent with the closing of the Merger Agreement, eOn consummated the transactions contemplated by the Transition Agreement, including the transfer of all of eOn's ownership in Cortelco Holding, Cortelco Systems Puerto Rico, Inc., and Symbio Investment Corp.  Following the transfers, the Successor Company's wholly-owned subsidiaries consist of Inventergy, Inc. and eOn Communications Systems, Inc. The split-adjusted common stock of the Successor Company commenced trading on the NASDAQ Capital Market under the symbol "INVT" on June 9, 2014.  The CUSIP assigned to the Successor Company’s common stock is 46123X102.

Inventergy, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended March 31, 2014 and 2013 and

For the Period from January 12, 2012 (Inception) to March 31, 2014

11.        Subsequent Events (continued)

On June 9, 2014, the Successor Company’s major shareholders, collectively representing approximately 78% of previously issued common and preferred stock (the ꞌꞌRestricted Securitiesꞌꞌ) in the Company, agreed to limitations on sale of those securities through November 30, 2014. Each such stockholder agreed (a) to sell no Restricted Securities until July 1, 2014 unless the Successor Company’s common stock price is above $6.00 per share; (b) from July 1 to August 30, to only sell a maximum of approximately 6% per month of that shareholder's beneficially held Restricted Securities if the Successor Company’s stock price is above $4.00 per share; (c) from September 1 through November 30, to only sell a maximum of approximately 6% per month of that shareholder's beneficially held Restricted Securities; and (d) remain able to sell any number of Restricted Securities if the Successor Company’s stock price is above $6.00 per share.  In addition, these shareholders have agreed to not engage in any short selling during the restriction period.

On June 9, 2014, the Company acquired a patent portfolio from Nokia. The portfolio includes 16 patent families comprised of 77 patents and patent applications pertaining to IP Multimedia Subsystems.

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